Exhibit 10.02

P.O. Box 7850
Mountain View CA 94039-7850

December 3, 2001

Richard William Ihrie
Senior Vice President and
Chief Technology Officer
Intuit Inc.
P.O. Box 7850
Mountain View, CA 94039-7850

Re:    Forgiveness of Loan Interest

Dear Bill:

         This letter will confirm that on October 23, 2001, the Compensation Committee of Intuit’s Board of Directors decided to forgive the remaining unpaid accrued interest under your $1,960,000 promissory note to Intuit dated November 28, 2000, as amended June 27, 2001.

Very truly yours,

/s/  Greg J. Santora
       Chief Financial Officer